Exhibit 99.1

FOR IMMEDIATE RELEASE

EMCORE Secures $25 Million Equity Financing Commitment

ALBUQUERQUE, NM, October 1, 2009 – EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components, subsystems and systems for the fiber optic and solar power markets, announced today that it has entered into a committed equity financing facility under which it has the option to sell up to $25 million of its registered common shares to Commerce Court Small Cap Value Fund, Ltd. over a 24-month period. Under the terms of the financing agreement, EMCORE is not obligated to utilize any of the facility and remains free to enter into other financing transactions.

EMCORE will determine, at its sole discretion, the timing and dollar amount of each draw under this facility, subject to certain conditions. When and if EMCORE elects to use the facility, the number and price of shares sold in each draw will be determined by a formula, pursuant to which EMCORE will issue shares to Commerce Court at a pre-negotiated discount to the volume weighted average price of EMCORE’s common stock over a preceding period of trading days. The Commerce Court Small Cap Value Fund, Ltd. seeks diversified investment opportunities in innovative small and mid capitalization companies that offer compelling growth or value propositions.  Acqua Capital Management Company serves as an advisor to Commerce Court Small Cap Value Fund, Ltd.

In connection with the execution of the equity financing facility, EMCORE has issued to Commerce Court 185,185 shares of common stock as a commitment fee and warrants to purchase 1,600,000 shares of EMCORE common stock at prices that represent a 25% to 75% premium over the market price at the time of closing. The offer and sale of any shares by EMCORE under this equity financing facility has been registered pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on July 17, 2009.

“This extremely flexible financing facility is an important addition to our portfolio of financing options, providing the Company with the ability to raise capital quickly and at a competitive cost while potentially managing dilution more effectively by issuing shares in multiple tranches at times of our choosing,” stated John M. Markovich, Chief Financial Officer of EMCORE Corporation. “This equity facility, in combination with our line of credit with Bank of America and our improved operating performance, has served to substantially improve the Company’s liquidity position.”

Net proceeds from any sale of the securities will be used for general corporate purposes which may include new product development, capital expenditures and increases in working capital necessary to support the growth in certain sectors of our business.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor- based products for the broadband, fiber optic, satellite and solar power markets. EMCORE's Fiber Optic segment offers optical components, subsystems and systems for high speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE's Photovoltaic segment provides products for both satellite and terrestrial applications. For satellite applications, EMCORE offers high efficiency Gallium Arsenide (GaAs) solar cells, Covered Interconnect Cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward–looking statements:

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding whether the equity financing facility will be effective in helping EMCORE raise capital, manage dilution and achieve its other financing objectives and statements regarding the anticipated use of proceeds from any sale of securities under the equity financing facility. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's liquidity, results of operations, business, and financial condition. These risks and uncertainties include, but are not limited to, (a) the successful implementation of the equity financing facility over the duration of its term and (b) the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as updated by annual, quarterly and other reports and documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof, and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact:

EMCORE Corporation
Silvia M. Gentile
Executive Offices
(505) 323-3417
info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com